EXHIBIT 10.85
EXECUTION COPY
FIRST AMENDMENT TO THE
SHARE AND ASSET SALE AGREEMENT
between
NORTEL
and
ALCATEL LUCENT

FIRST AMENDMENT TO THE
SHARE AND ASSET SALE AGREEMENT
     THIS FIRST AMENDMENT TO THE SHARE AND ASSET SALE AGREEMENT (this “Amendment”) dated December 29, 2006, is entered by and between Alcatel Lucent, a société anonyme organized under the laws of France, registered with the Paris Registry of Companies under number B 542 019 096, with offices 54 rue la Boétie, 75008 Paris (the “Purchaser”), and Nortel Networks Limited, a corporation organized under the laws of Canada, with offices at 195 The West Mall, T05-04-005, Toronto, Ontario M9C 5K1, Canada (the “Seller”).
     WHEREAS, Purchaser and Seller have entered into a Share and Asset Sale Agreement dated as of December 4, 2006, (the “Share and Asset Sale Agreement”).
     WHEREAS, Purchaser and Seller desire to enter into this Amendment to amend certain provisions of the Share and Asset Sale Agreement in accordance with the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, Purchaser and Seller hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Share and Asset Sale Agreement.
ARTICLE 2
FRENCH ACQUISITION STRUCTURE
2.1 Contribution Agreement
The parties agree that Contribution Agreement is the Convention d’Apport en Nature entered into between NN SA and Diselec on December 22, 2006. The Contribution Agreement is subject to the provisions of the Share and Asset Sale Agreement as amended hereby; in case of inconsistency between the terms of the Contribution Agreement and the Share and Asset Sale Agreement, the provisions of the Share and Asset Sale Agreement shall prevail.
2.2 Certain Employee Liabilities
The parties agree that the price for the sale of the Shares shall amount to USD 63,690,336. Such price shall be reduced by the amount of the liabilities set forth in Exhibit 4 of the Contribution Agreement relating to the employees transferred to Diselec, as such amount shall be determined and paid pursuant to the provisions of clause 4 of Part 2 of Schedule 7 to the Share and Asset Sale Agreement. All other employee liabilities relating to said employees accrued up to the Effective Time shall be governed by paragraph 1 of Part 2 of Schedule 7 to the Share and Asset Sale Agreement.
2.3 Diselec Employment Liabilities Costs
Seller and Purchaser agree that if NN SA books and deducts for tax purposes in its December 31, 2006 accounts a reserve corresponding to the employment related liabilities referred to in the second sentence of Section 2.2 above and if the deduction of such reserve is denied by the tax authorities, Purchaser shall pay to NN SA an amount equal to 80% of any interest and penalties paid to the tax authorities by NN SA as a result of such denial and any corresponding reasonable attorney’s fees.

2.4 Shares Adjustment Price
Article 2.1 of the Contribution Agreement provides that in the event the net book value of the Contribution as determined as of the Closing Date falls short of 921,076 Euros, the Seller shall cause NN SA to pay to Diselec a cash complementary contribution in the same amount (the “Cash Complement”). In the event such Cash Complement is paid, the price of the Shares shall be increased in the same amount and such amount to be immediately paid by Alcatel CIT to NN SA.
Accordingly, Seller and Purchaser agree to modify Article 2.2.3 of the Sale and Asset Share Purchase Agreement to provide that the Purchase Price shall be, as the case may be, increased by the amount of the Cash Complement.
2.5 French Acquisition Structure costs
Purchaser agrees to pay to the Seller on the Closing Date an amount of USD 125,000 as a reimbursement of certain costs associated with the French Acquisition Structure, which amount comes in full settlement as to any costs that the Designated Sellers may have incurred in relation therewith and which the Designated Sellers may wish to claim from the Designated Purchasers.
ARTICLE 3
ADMINISTRATIVE SERVICES
Seller and Purchaser agree to modify Article 5.11(3) of the Sale and Asset Sale Agreement in the following manner:
     “(3) mainly relating to the Business or, if for equipment used to provide Administrative Services either (a) exclusively used by the Business or (b) mainly used by the Business if (i) determined by the Steering Committee acting reasonably and in good faith by majority vote provided such asset is required for the operation of the Business by the Purchaser and (ii) is not or will not be used by a Designated Seller to provide any of the services under the Transition Services Agreement.”
ARTICLE 4
REIMBURSEMENTS
Seller shall be entitled to invoice Purchaser post Closing Date and Purchaser shall pay Seller for a) any services rendered by Seller to Purchaser in connection with work performed by Seller under the IUB Cooperation Agreement to the extent the Seller would have a contractual right to such payment under the said agreement, and b) work performed by Seller at the request of Purchaser under the Sales Support Agreement and the Customer Reseller Agreement (and more specifically in connection with sales support and support for the trial for SFR and Telecom Italia), each of which were signed prior to the execution of the Share and Asset Sale Agreement, to the extent the Seller would have a contractual right to such payment under the said agreements. Purchaser and Seller shall discuss in good faith justified compensation for any other services performed by Seller at the written request of Purchaser prior to the Closing Date, provided it can be demonstrated that these services were not in furtherance of the Share and Asset Sale Agreement and its Ancillary Agreements.

ARTICLE 5
PURCHASE PRICE ALLOCATION
Seller and Purchaser agree that the allocation of the Purchase Price (net of the adjustments provided under Section 2.2.3 of the Sale and Asset Sale Agreement) is set forth in Exhibit 5 hereto.
The Seller and the Purchaser shall cause Designated Sellers and Designated Purchasers to enter, as necessary, into amendments to the Local Asset Sale Agreements to reflect the above mentioned allocation of the Purchase Price.
ARTICLE 6
CUSTOMER CREDIT NOTES
Notwithstanding the provisions of Section 2.1.4 of the Agreement, to the extent any Seller liability under a credit note is transferred by any Designated Seller to a Designated Purchaser, either through a Local Asset Agreement, the assignment of a Seller Contract or in any other manner, the Seller shall, or shall cause the relevant Designated Seller, to indemnify the relevant Designated Purchaser within 30 days of the Designated Purchaser having applied such credit note against any amount invoiced by such Designated Purchaser to the relevant customer to the extent it is contractually required to apply such credit note.
As of Closing, the customer credit notes estimated amount is the following:
•	Partner: 441,000.00$

•	Orange: 4,500,000.00$

•	Vodafone: 3,500,000.00$
To the Knowledge of Seller, there are no other credit notes that could be transferred to the Designated Purchasers.
To the extent such outstanding credit notes are linked to pre-Closing purchase orders and that all or part of these purchase orders are to be invoiced by and paid to a Designated Purchaser post-Closing, notwithstanding that these obligations are pre-Closing liabilities (since linked to past purchase orders) and are therefore Excluded Liabilities according to the Share and Asset Sale Agreement, the relevant Designated Purchaser will assume a pro-rata share of such credit notes based on the pro-rata of purchase orders such Designated Purchaser will have invoiced post-Closing.
ARTICLE 7
REVISED EXHIBITS
7.1 Exhibit 2.1.1.(3)
Seller and Purchaser agree to replace Exhibit 2.1.1.(3) of the Share and Asset Sale Agreement by Exhibit 2.1.1 (3) hereto.
7.2 Exhibit 5.9(A)
Seller and Purchaser agree to replace Exhibit 5.9(A) of the Share and Asset Sale Agreement by Exhibit 5.9 (A) hereto.
7.3 Exhibit O
Seller and Purchaser agree to replace Exhibit O of the Share and Asset Sale Agreements by Exhibit O

hereto.
7.4 Schedule 1.5
Seller and Purchaser agree to modify Schedule 1.5 of the Share and Asset Sale Agreements, to include one additional Known Product Defect described in Schedule 1.5 hereto.
7.5 Schedule 7
Seller and Purchaser agree to modify exhibit E1, E2 and E 4 of Schedule 7 of the Share and Asset Sale Agreements by exhibit E1, E2 and E 4 of Schedule 7 hereto.
7.6 JV License Agreements
Attached hereto under Exhibit 7.6 are copies of two licence amendments between (a) Seller and GDNT and (b) Seller and LG-Nortel Co. Ltd.
ARTICLE 8
CLOSING
To the extent that any conditions to Closing set forth Article 10 of the Share and Asset Sale agreement have not been satisfied, Seller and Purchaser hereby acknowledge that each of these Closing conditions has been waived.
To the extent such conditions have not been satisfied on Closing Date, each party shall make reasonable efforts post Closing to complete them.
In particular, (a) the parties shall agree on the terms of the Subcontract Agreement and (b) the Seller shall, or shall cause the Designated Sellers:
     (i) to make all reasonable efforts to perform within a reasonable time after Closing the unbundling of the following Seller Contracts (Section 10.5 of the Share and Asset Sale Agreement) listed in Exhibit 2.1.1(3) hereto;
     (ii) with regards to the Third Party Software License Agreements (Section 10.8 of the Share and Asset Sale Agreement), assist the Designated Purchasers in connection with providing them information with respect to licenses of the Designated Sellers and the entities from which the Designated Purchasers are attempting to obtain a similar license.
Unless waived by a customer, Alcatel shall cause to be issued performance bonds, where required under a Seller Contract.
ARTICLE 9
CLOSING PAYMENT
Seller and Purchaser agree that payments of the Purchase Price shall be on Closing Date:
a)	Amount allocated to the Assets and Assumed Liabilities: USD 292,747,647 (net of a Pre-Closing Owned Equipment Shortfall of USD 1,252,353 as per Section 2.2.3(v));

b)	Plus balance of payment to be made as per Section 2.2.1: USD 26,000,000;

c)	Less Purchase Price reduction as per Section 2.2.3(i), (ii), (iii) and (vi): USD 12,496,318;

d)	Net amount to be paid at Closing (a) +(b) — (c): USD 306,251,329 out of which 302,065,583 to be paid directly by the Purchaser to the Seller and the equivalent of USD 4,185,746 to be paid in RMB to the Designated Sellers located in China.

ARTICLE 10
ENTIRE AGREEMENT
The following sentence is added at the end of Section 11.15 of the Share and Asset Sale Agreement, which Section remains otherwise unchanged:
“In the event of any irreconcilable conflict between this Agreement and any of the Local Asset Sale Agreements and the License Agreement, the provisions of this Agreement shall prevail, regardless that certain Local Asset Sale Agreement may be subject to different governing laws.”
ARTICLE 11
MISCELLANEOUS
11.1 Other provisions
The provisions of the Share and Asset Sale Agreement that are not amended hereby remain in full force and effect.
11.2 Governing Law; Submission to Jurisdiction
This Amendment shall be construed in accordance with and governed by the Laws of the French Republic, without giving effect to its conflict of laws principles.
The Parties hereto irrevocably agree that all disputes, claims or matters arising out of or in any connection with this Amendment shall be subject to the Rules of Arbitration of the International Chamber of Commerce; the arbitration shall take place in London (England) and shall be held in the English language.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

NORTEL NETWORKS LIMITED

By:	/s/ A.A. Navaratnam

	Name:	A.A. Navaratnam
	Title:	Attorney-in-Fact

ALCATEL LUCENT

By:	/s/ L.A. Sadiq

	Name:	L.A. Sadiq
	Title:	Attorney-in-Fact

Exhibit 2.1.1.(3)
Bundled Contracts which are to be “Unbundled” and Assigned/Novated to Purchaser
on Closing Date

Purchaser Entity to be
Contract Parties	Contract Type	Assigned/Novated to
France Telecom S.A, located at 6, Place d’Alleray, 75505 Paris Cedex 15 and Nortel Networks S.A. located at Parc d’Activités de Magny-Châteaufort, 78117 Châteaufort.	Corporate sourcing contract n° 06 CG 643 for the purchase of UTRAN products and software releases and related services AND Maintenance Corporate Sourcing Contrat for 3G Ran Products N° 06 CG 645	Alcatel CIT SA, 7/9 Avenue Morane Saulnier, 78141 Vélizy, France

Mobistar SA/NV, Rue Colonel Bourg 149, 1140 Brussels, Belgium and Nortel Networks NV, , a Ikaroslaan 14, B-1930 Zaventem, Belgium	Local Implementation Contract N°9262 for the Supply of 3G Radio Access Products and Software Releases and associated Services on Belgium territories.

AND

	Local Implementation Contract for 3G RAN Maintenance N°9264	Alcatel Bell NV, Copernicuslaan 50, B-2018 Antwerpen, Belgium.

ORANGE FRANCE, 1 avenue Nelson Mandela 94745 Arcueil Cédex, And Nortel Networks SA, Parc d’Activités de Magny Châteaufort, 78117 Châteaufort	Contrat d’application N°416 618 au Corporate Sourcing Contract N°06CG643 pour la fourniture de produits, de paliers logiciels et services associés relatifs aux réseaux UMTS

AND

	Contrat d’Application N° 416 619 au Corporate Sourcing Contract N° 06CG645 pour la fourniture de prestation de maintenance relatifs au réseaux UMTS	Alcatel CIT SA, 7/9 Avenue Morane Saulnier, 78141 Vélizy, France

Purchaser Entity to be
Contract Parties	Contract Type	Assigned/Novated to
PTK Centertel Sp. z o.o. ul. Skierniewicka 10a, 01-230 Warszawa, Poland, and Nortel Networks Polska Sp. z o. o., ul. Nowogrodzka 47a, 00-695 Warszawa, Poland	Implementation Contract for corporate sourcing contract n° 06CG643 for the purchase of UTRAN (3G) products and software releases and related services

AND

Implementation Contract for corporate sourcing contract N° 06CG645 maintenance for 3G RAN products

Orange Slovensko, a.s., Prievozská 6/A, 821 09 Bratislava, Slovak Republic, and Nortel Networks SA, Parc d ´Activités de Magny-Chateaufort, 78117 Chateaufort, France and Nortel Networks Slovensko, s.r.o., Obchodná 2, 811 06 Bratislava, Slovak Republic
Implementation Contract for corporate sourcing contract n° 06CG643 for the purchase of UTRAN (3G) products and software releases and related services

AND

Implementation Contract for corporate sourcing contract N° 06CG645 maintenance for 3G RAN products

Vodafone Ltd Vodafone House, The Connection, Newbury, Berkshire RG14 2FN and Nortel Networks UK Ltd, Maidenhead Office Park, Westacott Way, Maidenhead, Berkshire SL6 3QH.	“UMTS Access only” Contract of Adherence covering UMTS Access Deliverables and related Services for UK. (*)	Alcatel Telecom Limited Christchurch Way, Greenwich London SE10 0AG

Vodafone Omnitel N.V. whose registered address is in Amsterdam and administrative and operational office Ivrea, via Jervis 13 — 10015 Torino, Italy and Nortel Networks S.p.A , Via Montefeltro 6, 20156 Milan, Italy.
“UMTS Access only” Contract of Adherence covering UMTS Access Deliverables and related Services for Italy. (*)

Vodafone España S.A., Parque Empresarial La Moreleja, Avda. De Europa, 1, 28108 Alcobendas, Madrid, Spain and Nortel Networks Hispania S.p.A	“UMTS Access only” Contract of Adherence covering UMTS Access Deliverables and related Services for Spain. (*)	Alcatel España S.A. Ramírez de Prado 5 28045 Madrid

Purchaser Entity to be
Contract Parties	Contract Type	Assigned/Novated to
Camino del Cerro de Los Gamos, 1, Edificio 6, Pozuelo de Alarcon, Madrid 28224, Spain.

Vodafone Comunicações Pessoais, S.A. , Avenida D. João II -Lote 1.04.01, 8º Piso, Parque das Nações, 1998-017 Lisboa, Portugal and Northern Telecom (Portugal) S.p.A whose registered address is at Edificio Tivoli-Forum, Avenida da Liberdade, 180 A-3, 1250-146 Lisboa, Portugal.
	“UMTS Access only” Contract of Adherence covering UMTS Access Deliverables and related Services for Portugal. (*)	Alcatel Portugal SA S. Gabriel 2750 Cascais

Austria Telecommunication GmbH (now Kapsch CarrierCom AG) and Nortel Networks S.A. (for supply of Hardware and Software) and Nortel Networks Austria GmbH (for installation and commissioning services).	UMTS Access supply and related installation services to end customer Mobilkom.

Kapsch CarrierCom AG and Nortel Networks Austria GmbH	UMTS Access support services to end customer Mobilkom.

Andrew Corporation, 3 Westbrook Corporate Center, Suite 900, Westchester, Illinois 60154 and Nortel Networks Limited, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	OEM MicroNode B

Edge Wireless LLC, 650 SW Columbia, Suite 7200, Bend, Oregon, 97702 and Nortel Networks Inc, 2221 Lakeside Boulevard, Richardson, Texas 75082.	Trial

BEN HUR L. TRADE & SERVICES LTD. 19 Ha’knesset Hagdola Street, Tel Aviv, Israel 62917 and Nortel Networks Israel (Sales and Marketing) Limited.	Representative Agreement for UMTS business with Partner.	Alcatel Telecom Israel 94 Em Hamoshavot Rd. Park Azorim, Peth-Tikva Israel

(*) These documents are the softcopies received by the e-mails mentioned below:

Robert Shales” <rshales@nortel.com>
2006-12-19 20:22 19/12 VF Spain Unbundled UMTS Access Contract of Adherence — work in progress
“Robert Shales” <rshales@nortel.com>
2006-12-19 20:29 19/12 VF UMTS Access Global Price Book
“Robert Shales” <rshales@nortel.com>
2006-12-19 19:15 19/12 VF Portugal Unbundled UMTS Access Contract of Adherence — work in progress.
“Pascale-LAW Frossard” <pascalef@nortel.com>
2006-12-19 19:37 19/12 VF UK — Unbundled UMTS Access Contract of Adherence — Work in progress.
“Pascale-LAW Frossard” <pascalef@nortel.com>
2006-12-20 14:56 20/12 — Vodafone Italy — Unbundled CoA and other related documents — Work in progress and the local Price Books:
“Robert Shales” <rshales@nortel.com>
22/12/2006 10:26 Confidential — Vodafone — UMTS Access Only CoAs — Local Price Books
“Robert Shales” <rshales@nortel.com>
22/12/2006 13:11 RE: Confidential — Vodafone — UMTS Access Only CoAs — Local Price Books
“Pascale-LAW Frossard” <pascalef@nortel.com>
21/12/2006 22:49 Confidential — Vodafone — UMTS Access Only CoAs — Local Price Books

Seller Contracts to be Assigned/Novated to Purchaser on Closing Date

Purchaser Entity to
be Assigned/Novated
Contract Parties	Contract Type	to
Bouygues Telecom, Arcs de Seine — 20, quai du Point du Jour — 92100 Boulogne-Billancourt, and Nortel Networks SA Parc d’Activités de Magny-Châteaufort, 78117 Châteaufort.	Conditions Générales de fourniture et de maintenance de reseau telecom 3G et de prestations associees And Conditions Particulières	Alcatel CIT SA, 7/9 Avenue Morane Saulnier, 78141 Vélizy, France

QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, CA 92121 and Nortel Networks Inc	System integration and interoperability testing between the QUALCOMM equipment and the Nortel equipment

Beijng Sun Dong An Co., Ltd and Nortel Networks (China) Limited	Beijing Property Lease	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

China Mobile Communications Group Corporation and Nortel Networks (China) Limited	Construction of China Mobile Lab for 3G Trial Systems (Phase I) Project	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

China Mobile Communications Company and Nortel Networks (China) Limited.	China Mobile 3G Lab R4 Equipment Trial Project	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

Guangdong Telecom Co. Ltd Science and Technology Research Institute and Nortel Networks (China) Limited	IOT Trial Agreement	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

Hebei Mobile Communications Co., Ltd and Nortel Networks (China) Limited	Trial	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

Purchaser Entity to
be Assigned/Novated
Contract Parties	Contract Type	to
Hunan Mobile Communications Co., Ltd and Nortel Networks (China) Limited	Equipment Trial Agreement,	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

China Netcom Group Company Sichuan Branch and Nortel Networks (China) Limited	Equipment Trial Agreement	Alcatel Shanghai Bell Company Limited, 388 Ning Qiao Road Jin Qiao Export Processing Zone Pudong New Area, Shanghai

Nokia Corporation, Keilalahdentie 4, 02150 Espoo, Finland and Nortel Networks UK Ltd, Maidenhead Office Park, Westacott Way, Maidenhead, Berkshire SLG 3QH.	Return of Node Bs and RNCs from O2 Networks	Alcatel CIT, Avenue Charles de Gaulle, Ormes, 45915 ORLEANS CEDEX 9

LeasePlan Fleet Management (Polska) Sp.z o.o., ul. Bokserska 66, 02-0690 Warsaw Poland and Nortel Networks Polska Sp. z o., ul Nowogrodzka 47a, 00-695 Warsaw.	Vehicle lease for Poland

LeasePlan UK Ltd, 165 Bath Road, Slough, Berkshire,
SL1 4AA and Nortel Networks (UK) Ltd.	Vehicle lease for UK

TBA	Vehicle lease for France

TBA	Vehicle lease for Italy

TBA	Vehicle lease for Canada

TBA	Vehicle lease for China

TBA	Vehicle leases for Slovakia

Lease Plan Portugal - Comercio e Aluguer de Autoóveis e Equipamentos Unipessoal, Lda. Quinta da Fonte - Edifcio Gil Eanes, Piso 3 2770-192 Paço de Arcos.	Vehicle lease for Portugal

Purchaser Entity to
be Assigned/Novated
Contract Parties	Contract Type	to
Pessoa Colectiva nº 502167610 Matriculada sob o nº 1883 na Convservatório do Reg. Com. De Cascasis

LEASE PLAN SERVICIOS, S.A., “Sociedad Unipersonal” Calle Francisca Delgado, núm. 9, 28109 - ALCOBENDAS (MADRID), C.I.F. A-78007473	Vehicle lease for Spain

Nortel Networks SA and Alcatel, 7-9avenue Morane Saulnier, 78141 Vélizy, France	“Pre Deal” UMTS Access Single Customer Reseller Agreement for Trial Purposes.	Société Française de Radiocommunication (SFR).

Nortel Networks SA and Alcatel, 7-9avenue Morane Saulnier, 78141 Vélizy, France	“Pre Deal” UMTS Access Single Customer Reseller Agreement for Trial Purposes.	Telecom Italia Mobile

Nortel Networks SA and Alcatel, 7-9avenue Morane Saulnier, 78141 Vélizy, France	“Pre Deal” UMTS Access Single Customer Reseller Agreement for Field Test Purposes.	TMN Portugal

Nortel Networks SA and Alcatel CIT, 12 rue de la Baume, 75008 Paris, France	“Pre Deal” SALES SUPPORT AGREEMENT for pre-sales support services.	SFR

Exhibit 5.9 (A)
Bundled/Unbundled Contracts where UMTS Access parts are to be Sub-Contracted to
Purchaser on Closing Date

Purchaser Entity to be
Contract Parties	Contract Type	Sub-Contracted to

Mobisle Communications Ltd., at Spencer Hill, Marsa, Malta c/o Maltacom plc, and Nortel Networks SA Parc d’Activités de Magny-Châteaufort, les Jeunes Bois — Châteaufort, 78928 cedex 9, France	UMTS Supply Contract and Support and Service Agreement	Alcatel CIT SA, 7/9 Avenue Morane Saulnier, 78141 Vélizy, France

O2 (UK) Limited; O2 (Germany) GMBH & CO. OHG; O2 Communications (Ireland) Limited; Nortel Networks UK Limited; Nortel Networks Germany GMBH & CO KG and Nortel Networks (Ireland) Limited.	Supply of Mobile telecommunications network equipment and related services in the UK, Germany and the Republic of Ireland

O2 (UK) Limited and Nortel Networks UK Limited	Support of O2 UK UMTS Access Network

O2 (Germany) GMBH & CO. OHG and Nortel Networks Germany GMBH & CO KG	Support of O2 Germany UMTS Access Network

O2 (UK) Limited and Nortel Networks UK Limited	Training for O2 UK on UMTS Access Products

O2 (Germany) GMBH & CO. OHG and Nortel Networks Germany GMBH & CO KG	Training for O2 Germany on UMTS Access Products

Purchaser Entity to be
Contract Parties	Contract Type	Sub-Contracted to
*Partner Communications Company Ltd. 8 Amal St., Afek Industrial Park, Rosh Ha’ayin, Israel and Nortel Networks Israel (Sales and Marketing) Limited.	Agreement for the supply of a 3G UMTS network (both Core & Access) and other telecommunications systems, equipment and related services	Alcatel Telecom Israel 94 Em Hamoshavot Rd. Park Azorim, Peth-Tikva Israel *

*	Note: It is intended that the Partner Contract will be unbundled and transferred however there is a risk that this will not be achieved by Closing and therefore there may be a need to sub-contract this to Alcatel on a short term basis. This will be done on a full back-to-back basis as if the contract has been transferred.

EXHIBIT O
Modification of Exhibit O of the
Share and Asset Sale Agreement

CONTRAT DE CESSION D’ACTIONS
ENTRE:
Nortel Networks S.A., société anonyme de droit français au capital de 456.544.755 euros, dont le siège social est situé à Magny-Chateaufort, 78117 Chateaufort, immatriculée au Registre du commerce et des sociétés de Versailles sous le numéro B 389 516 741 et représentée pour les besoins des présentes par [·], dûment habilité à l’effet des présentes,
(ci-après dénommée, « NN SA » ou le « Cédant »);
de première part;
ET:
Alcatel CIT, société anonyme au capital de 265.364.340 euros, dont le siège social est situé au 12, rue de la Baume, 75008 Paris, immatriculée au Registre du commerce et des sociétés de Paris sous le numéro 338 966 385 et représentée pour les besoins des présentes par [·], dûment habilité à l’effet des présentes,
(ci-après dénommée, Alcatel CIT ou le « Cessionnaire »);
de seconde part.
NN SA et Alcatel CIT sont collectivement dénommées ci-après les « Parties ».
IL EST RAPPELE CE QUI SUIT:
Aux termes d’un contrat de langue anglaise Share and Asset Sale Agreement conclu le 4 décembre 2006 (le « Share and Asset Sale Agreement »), tel qu’ultérieurement modifié, la société Nortel Networks Limited, société de droit canadien, a transféré à Alcatel S.A., société de droit français, son activité d’accès radio UMTS, sous réserve de la levée de certaines conditions suspensives.
Les parties au Share and Asset Sale Agreement ont convenu que ledit transfert serait réalisé en France par le biais de la cession à Alcatel CIT des actions détenues par Nortel Networks S.A. dans Diselec, société par actions simplifiée à associé unique de droit français au capital de 40.000 euros (avant apport de l’activité d’accès radio UMTS) dont le siège est situé 12, rue de la Baume, 75008 Paris, immatriculée au Registre du commerce et des sociétés de Paris sous le numéro 491 687 422 (la « Société » ).
Le Cédant souhaite vendre et le Cessionnaire souhaite acheter 57.567 actions de la Société détenues par NN SA à la suite de la réalisation de l’augmentation de capital de ce jour.

CECI ETANT EXPOSE, IL A ETE CONVENU CE QUI SUIT:
ARTICLE 1 — ACHAT ET VENTE DES ACTIONS
Le Cédant cède, sous les garanties ordinaires de fait et de droit, au Cessionnaire, qui accepte, les Actions, libres de tous privilèges, sûretés, charges ou autres restrictions ou limitations de quelque nature que ce soit, ainsi que tous les droits qui y sont attachés.
Le prix des Actions (ci-après dénommé le « Prix ») est déterminé et payé conformément aux dispositions du Share and Asset Sale Agreement tel que modifié.
ARTICLE 2 — AJUSTEMENT DU PRIX
2.1	Ajustement de l’Actif Net
Le Cédant s’est porté garant auprès de Diselec de la valeur au 31 décembre 2006, de l’actif net apporté par le Cédant selon les termes d’un traité d’apport en date du 22 décembre 2006 conclu entre le Cédant et la Société (« l’Actif Net »).
Dans le cas où, la valeur nette totale de l’Actif Net au 31 décembre 2006 calculée sur la base des valeurs nettes comptables serait inférieure à 921.076 euros, le Cédant versera à Diselec une somme en espèces destinée à compenser cette perte de valeur (le « Montant Complémentaire »). Les Parties conviennent que dans un tel cas le Prix sera augmenté du Montant Complémentaire ; cette augmentation de prix sera payable sans délai.
2.2	Ajustement lié aux Passifs Sociaux
Les Parties conviennent que le Prix sera réduit du montant des passifs sociaux appréciés au 31 décembre 2006, figurant en Annexe 4 du Traité d’apport en nature conclu entre NN SA et Diselec le 22 décembre 2006, relatifs aux employés transférés par le Cédant à Diselec, tels que ces passifs seront déterminés selon les modalités prévues par le Schedule 7 — Employment Provisions du Share and Asset Sale Agreement ; cette réduction de prix sera remboursable sans délai.
ARTICLE 3 — PROPRIETE — JOUISSANCE
La cession des Actions prend effet après enregistrement de l’ordre de mouvement des Actions dans le registre de la Société. A compter de cette inscription, le Cessionnaire est propriétaire desdites Actions, en perçoit les revenus et bénéficie de tous les droits qui y sont attachés.
Le Cédant remet ce jour au Cessionnaire, qui le reconnaît, l’ordre de mouvement portant sur les Actions dûment complété et signé.
ARTICLE 4 — DECLARATION SPECIFIQUE DES PARTIES
Les Parties reconnaissent expressément que le présent contrat est soumis aux stipulations du contrat de langue anglaise Share and Asset Sale Agreement, notamment en ce qui concerne les déclarations et garanties faites au titre des Actions. Le présent contrat n’a pas pour objet et ne doit pas être interprété comme comportant des modifications, limitations ou renonciations de quelque sorte que ce soit aux termes et conditions stipulés au Share and Asset Sale Agreement. En cas de contradiction entre les stipulations du présent contrat et celles du Share and Asset Sale Agreement, les stipulations de ce dernier prévaudront.
ARTICLE 5 — DISPOSITIONS GENERALES

5.1	Frais. Le Bénéficiaire supportera l’intégralité des frais et coûts encourus en relation avec la l’exécution du présent contrat et des opérations qu’il prévoit. Les droits d’enregistrement relatifs à la cession des Actions seront intégralement supportés par le Cessionnaire.

5.2	Droit applicable. Le présent contrat est régi par le droit français.

5.3	Clause attributive de juridiction. Tout litige ou différend relatif à l’interprétation du présent contrat relèvera de la compétence exclusive du Tribunal de Commerce de Paris.

5.4	Pouvoir. Tous pouvoirs sont donnés au porteur d’un original des présentes ou d’extraits certifiés conformes des présentes constatant la réalisation définitive de la cession des Actions pour l’accomplissement de toutes les formalités légales.
Fait à [     ],
Le 31 décembre 2006
en cinq (5) exemplaires originaux.

Nortel Networks S.A. Par: [·]	Alcatel CIT Par: [·]

EXHIBIT 1.5
Modification of Schedule 1.5 of the
Share and Asset Sale Agreement

Schedule 7

Exhibit 5
Purchase Price Allocation

Exhibit 7.6
JV License Agreements